Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is by and between Cynosure, Inc., a Delaware corporation (the “Company”), and Timothy W. Baker (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement having an effective date of December 15, 2008 (the “Agreement”), pursuant to which the Company agrees to employ the Executive as its Executive Vice President, Chief Financial Officer and Treasurer, and the Executive agrees to be employed by the Company in such capacities; and

WHEREAS, the Company and the Executive desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the respective agreements contained herein and for $1.00 and other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and the Executive agree as follows:

1.	Each capitalized term used in this Agreement that is not otherwise defined in this Amendment shall have the meaning assigned to it in the Agreement.

2.	Section 2.1 of the Agreement is hereby amended in its entirety to provide as follows:

2.1 Position. Executive will continue to occupy the position of Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. Executive will report directly to the Chief Executive Officer of the Company and shall exercise such powers, duties, and responsibilities as are customarily carried out by the executive vice president, chief operating officer, chief financial officer and treasurer of a company.

3.	Section 4.1 of the Agreement is hereby amended such that the second sentence is deleted and replaced with the following:

The annual base salary shall be subject to annual review and adjustment by the Board of Directors, but in no event shall the Company pay Executive an annual base salary for calendar year 2014 or any subsequent year during the term of this Agreement at an annual rate that is less than one hundred percent (100%) of the annual base salary then in effect for the immediately preceding year during the term of this Agreement.

4.	Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed and dated as of the date first written above.

CYNOSURE, INC.		FOR HIMSELF:

By:	/s/ Thomas H. Robinson	By: /s/ Timothy W. Baker
Thomas H. Robinson		Timothy W. Baker
Chairman of the Compensation Committee		Effective Date of Amendment: 11/5/13